SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2005

             Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code      (914) 789-2800

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On June 10, 2005, Progenics Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC with regard to the issuance and sale of 1,532,467 shares of the Company’s common stock, $.0013 par value per share. The price to the public is $19.25 per share, and proceeds to the Company from the offering, net of expenses, are expected to be approximately $28.5 million. The shares were issued pursuant to a Registration Statement on Form S-3 (File No. 333-115895) previously filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

     The Company’s press release announcing the pricing of the underwritten public offering is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated June 10, 2005, by and between the Company and UBS Securities LLC;

5.1	Opinion of Dewey Ballantine LLP;

23.1	Consent of Dewey Ballantine LLP (contained in Exhibit 5.1 above); and

99.1	Press Release dated June 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Robert A. McKinney

Robert A. McKinney Chief Financial Officer, Vice President, Finance and Operations and Treasurer

Date: June 13, 2005